UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)

(419) 887-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, $.01 par value	DAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 23, 2025, Dana Incorporated (the “Company”) entered into an amendment (the “Amendment”) to that certain Director Appointment and Nomination Agreement, dated as of January 7, 2022 (the “Agreement”) with Carl C. Icahn and the persons and entities listed therein (collectively, the “Icahn Group”).

Pursuant to the terms of the Amendment, the Company has agreed to certain amendments to the Agreement, including the appointment of Mr. Brett Icahn and Mr. Christian Garcia (together, the “Icahn Designees”) to the board of directors of the Company (the “Board”) to fill the vacancies created by the resignations of Mr. Gary Hu and Mr. Steven Miller. The Amendment also revises the term of the standstill under the Agreement to (i) until 30 days prior to the director nomination deadline for the 2027 Annual Meeting if certain business objectives are met and the Company nominates both Icahn Designees (or any replacement designees) for re-election at the 2026 Annual Meeting or (ii) until 30 days prior to the director nomination deadline for the 2026 Annual Meeting if certain business objective are not met. The Icahn Designees will also be entitled to serve on existing and new committees of the Board, subject to certain conditions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

On January 23, 2025, in connection with the Amendment, (i) Mr. Gary Hu, a member of the Board, the Audit Committee of the Board (the “Audit Committee”) and the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”), and Mr. Steven Miller, a member of the Board, the Compensation Committee of the Board (the “Compensation Committee”) and the Technology and Sustainability Committee of the Board (the “Technology Committee”), each of whom were previously designees under the Agreement, resigned from the Board, effective immediately and (ii) the Board appointed each of the Icahn Designees to the Board, effective immediately. Mr. Hu and Mr. Miller’s resignations were not due to any disagreement with the Company.

Each of the Icahn Designees will receive the same compensation for his services as the Company’s other non-employee directors. Other than respect to the matters referred to in Item 1.01 of this Current Report on Form 8-K, there are no arrangements or understandings between the Icahn Designees and any other persons pursuant to which the Icahn Designees were selected as a director, and there are no transactions in which the Icahn Designees have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Upon their appointment to the Board, Mr. Icahn joined the Audit Committee and the NCG Committee and Mr. Garcia joined the Compensation Committee and the Technology Committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Director Appointment and Nomination Agreement, dated January 23, 2025, by and among the Icahn Group and the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: January 23, 2025	By:	/s/ Douglas H. Liedberg
	Name:	Douglas H. Liedberg
	Title:	Senior Vice President, General Counsel and Secretary